                            BANK MUTUAL BANCORP, MHC
                            4949 West Brown Deer Road
                           Brown Deer, Wisconsin 53223
                                 (414) 354-1500

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                          TO BE HELD ON _________, 2003

         NOTICE IS HEREBY GIVEN that a Special Meeting of Members (the "Meeting") of Bank Mutual Bancorp, MHC (the "MHC"), will be held at ______________________________________, at __:__ _.m., Wisconsin time, on
_________, 2003. As of the date hereof, the MHC owned 52.3% of the outstanding shares of common stock ("Mid-Tier Common Stock") of Bank Mutual Corporation, which owns 100% of the outstanding shares of common stock of Bank Mutual (the "Bank"). A proxy statement and proxy card(s) are enclosed. The Meeting is for the purpose of considering and voting upon:

1. A plan of restructuring (the "Plan") pursuant to which Bank Mutual Corporation and the MHC will be merged into the Bank, and Bank Mutual Corporation will be succeeded by a new Wisconsin corporation with the same name which has been established for the purpose of completing the conversion. As part of the conversion, shares of common stock representing the MHC's ownership interest in Bank Mutual Corporation will be offered for sale in a subscription and community offering; and

2. Such other matters as may properly come before the Meeting, or any adjournments thereof. The board of directors is not aware of any other business to come before the Meeting.

All as set forth in the accompanying Proxy Statement and proxy card(s) for the Meeting.

         The Board of Directors has fixed __________, 2003 as the record date for determining members entitled to notice of and to vote at the Meeting and at any adjournment thereof. Only those members of the MHC as of ___________, 2003, who continue to be members on the date of the Meeting or any adjournment thereof will be entitled to vote at the Meeting. Any action may be taken on the proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned.

         The following proxy statement is a summary of information about the MHC, Bank Mutual Corporation, the Bank, and the proposal to be voted on at the Meeting. A more detailed description is included in the prospectus that you are receiving with this Notice of Special Meeting of Members and proxy statement and which is incorporated by reference into the proxy statement. Upon written request addressed to the Secretary of the MHC at the address given above, members may obtain an additional copy of the prospectus and/or a copy of the Plan and exhibits thereto, including the articles of incorporation and the bylaws of the new Wisconsin corporation. In order to assure timely receipt of those documents, the written request should be received by the MHC by ________, 2003.

         EACH MEMBER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD(S) WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         The Board of Directors of the MHC recommends that you vote "FOR" the Plan of Restructuring. If you do not vote your membership interests, that will have the same effect as a vote "AGAINST" the Plan. Any proxy given by the member may be revoked at any time before it is exercised at the Meeting. A proxy may be revoked by filing with the secretary of the MHC a written revocation or a duly executed proxy bearing a later date. Any member present at the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting.

                                By Order of the Board of Directors

                                Eugene H. Maurer, Jr.
                                Senior Vice President and Secretary

Brown Deer, Wisconsin

___________, 2003

                             QUESTIONS AND ANSWERS
                     FOR MEMBERS OF BANK MUTUAL BANCORP, MHC

You should read this document and the accompanying prospectus (which includes a detailed index) for more information about the conversion. The plan of restructuring described herein has been conditionally approved by our regulators, the Office of Thrift Supervision.

     Q.   WHAT IS THE BACKGROUND OF THE CONVERSION?

     A. In 2000, Bank Mutual reorganized into the mutual holding company form of organization. Bank Mutual Bancorp, MHC is a mutual (meaning no stock outstanding) holding company, and Bank Mutual Corporation is a stock holding company. Bank Mutual Corporation owns all of the shares of common stock of the Bank. A majority of the shares of Bank Mutual Corporation common stock are owned by the MHC, while public shareholders own the remaining shares of common stock.

          Pursuant to the terms of the plan of restructuring, our organization will convert from the mutual holding company form to the stock form of organization. To facilitate the conversion, we are offering for sale the MHC's majority ownership interest in Bank Mutual Corporation.

          Upon completion of the conversion and stock offering, the MHC will cease to exist, and our organization will complete the transition from partial to full public ownership. Public shareholders of Bank Mutual Corporation at the conclusion of the conversion will receive new shares of common stock in exchange for their existing shares of Bank Mutual Corporation common stock. Additional shares of Bank Mutual Corporation common stock will be issued to investors in the stock offering.

     Q.   WHAT ARE REASONS FOR THE MUTUAL-TO-STOCK CONVERSION AND RELATED
          OFFERING?

     A. We believe that our conversion to a fully-public stock holding company, and the increased capital resources that will result from our sale of the common stock, provide us with greater flexibility to:

        o expand our lending activities in the communities we serve and the products and services we can offer our customers;

        o structure and finance operations, including our potential acquisition of other financial institutions or branch offices as opportunities arise; and

        o improve our overall competitive position.

         For example, as a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Potential sellers often want stock for at least part of the purchase price. Our current mutual holding company structure, by its nature, limits our ability to offer shares of our common stock as consideration in a merger or acquisition. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by enabling us to offer stock or cash consideration, or a combination thereof. We currently have no arrangements or understandings regarding any specific acquisition.

     Q.   WHAT DOES IT MEAN TO BE A MEMBER OF BANK MUTUAL?

     A. Since the date that Bank and the MHC converted to federal charters, Bank depositors are MHC members with voting rights. As members, depositors are being solicited to approve the plan of restructuring.

     Q.   WILL I SEE CHANGES AT THE BANK?

     A. It will be business as usual. The conversion will alter our corporate form of organization, but not our business relationships. Our name is not changing. The Bank's board of directors, management and employees will continue to serve our customers in the same offices.

     Q.   ARE ALL CUSTOMERS ELIGIBLE TO VOTE ON THE PLAN OF RESTRUCTURING?

     A. All depositors of Bank Mutual as of ________, 2003 who remain depositors up through the Meeting are eligible to vote and have been mailed a proxy statement and proxy card(s).

     Q.   WHY SHOULD I VOTE ON THE PLAN OF RESTRUCTURING?

     A. You are not required to vote, but federal regulations require that we solicit your vote. In order for us to implement the plan of restructuring, we must receive the affirmative vote of a majority of the total votes eligible to be cast by depositors. The plan of restructuring will not have any effect on your deposit or loan accounts. Voting does not obligate you to purchase common stock in the offering.

     Q.   WHAT HAPPENS IF I DON'T VOTE?

     A. Not voting all the proxy card(s) you receive will have the same effect as voting against the plan of restructuring. Without sufficient favorable votes, we will not proceed with the conversion and related offering. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF RESTRUCTURING.

     Q.   HOW DO I VOTE?

     A. To vote you may sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy return envelope.

     Q.   HOW MANY VOTES ARE AVAILABLE TO ME?

     A. Depositors are entitled to one vote for each $100 on deposit. No depositor may cast more than 1,000 votes. Proxy cards are not imprinted with the applicable numbers of votes. However, votes will be automatically tallied by computer upon receipt of the returned proxy cards.

     Q.   WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

     A. If you had more than one deposit account on ____________, 2003, you may have received more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards--please promptly vote all the proxy cards that we sent to you.

     Q.   MORE THAN ONE NAME APPEARS ON MY PROXY CARD(S). WHO MUST SIGN?

     A. The names reflect the ownership of your deposit account(s). Proxy cards for joint deposit accounts require the signature of only one of the owners. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

     Q. WILL THE CONVERSION HAVE ANY EFFECT ON MY DEPOSIT AND LOAN ACCOUNTS AT THE BANK?

     A. No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the legal limit. The loan accounts and rights of borrowers will not be affected.

                                         (ii)

                                   Questions?

                        Call our stock information center
                             toll-free at __________
                     9:00 a.m. to 4:00 p.m., Wisconsin time,
                              Monday through Friday

  Your Vote Is Very Important. Please Promptly Vote Your Proxy Card(s) By Mail.

  Voting does not obligate you to purchase stock in the offering.

                                    (iii)

                                 PROXY STATEMENT
                                       OF
                            BANK MUTUAL BANCORP, MHC
                            4949 West Brown Deer Road
                           Brown Deer, Wisconsin 53223

                           SPECIAL MEETING OF MEMBERS
                         TO BE HELD ON ___________, 2003

                                  INTRODUCTION

     This proxy statement is being furnished to you in connection with the solicitation by the Board of Directors of Bank Mutual Bancorp, MHC (the "MHC") of proxies to be voted at the Special Meeting of Members of the MHC (the "Meeting") to be held at ___________________________, at __:__ _.m., Wisconsin
time, on ________, 2003, and all adjournments thereof.

         The Meeting is for the purpose of considering and acting upon a plan of restructuring (the "Plan") pursuant to which the MHC and Bank Mutual Corporation will be merged into the Bank and Bank Mutual Corporation will be succeeded by a new Wisconsin corporation with the same name which has been established for the purpose of completing the conversion. As part of the conversion, shares of common stock representing the MHC's ownership interest in Bank Mutual Corporation will be offered for sale in a subscription and community offering. Common stock of Bank Mutual Corporation currently held by public shareholders will be exchanged for new shares of the newly formed Wisconsin corporation pursuant to an exchange ratio that has been established.

         A more detailed description of the MHC, Bank Mutual Corporation, the Bank, and the proposal to be voted on at the Meeting is included in the prospectus that you are receiving along with this proxy statement. Upon written request addressed to the Secretary of the MHC at the address given above, members may obtain an additional copy of the prospectus, and/or a copy of the Plan and exhibits thereto, including the articles of incorporation and the bylaws of the new Wisconsin corporation. In order to assure timely receipt of the additional copy of the prospectus and/or the Plan, the written request should be received by the MHC by __________, 2003.

         Voting in favor of the Plan will not obligate you to purchase shares of common stock offered in the subscription and community offering, which are being offered only through the prospectus.

                                 VOTING MATTERS

         The Board of Directors of the MHC has fixed ________, 2003, as the voting record date (the "voting record date") for the determination of members entitled to notice of and to vote at the Meeting. All of the MHC's members (i.e., depositors of the Bank) as of the close of business on the voting record date who remain members up through the Meeting will be entitled to vote at the Meeting or such adjournment.

         Each member will be entitled to cast one vote at the Meeting for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her deposit accounts at the Bank as of the voting record date. No member may cast more than 1,000 votes. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000-vote limitation. For example, if two persons hold a $100,000 deposit account in their joint names and each of the persons also holds a separate account for $100,000 in his or her own name, each person would be entitled to 1,000 votes for each separate account and they would together be entitled to cast an additional 1,000 votes for the joint account.

         Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of IRA and Keogh trusts established at the Bank, the beneficiary may direct the trustee's vote on the Plan by voting the proxy card. Where no proxies are received from IRA and Keogh account beneficiaries, the Bank, as trustee of these accounts, intends to vote these accounts in favor of the Plan.

                           VOTES REQUIRED FOR APPROVAL

     Pursuant to Office of Thrift Supervision ("OTS") regulations and the Plan, the Plan must be approved by a majority of the total votes eligible to be cast by members of the MHC as of the close of business on the voting record date. As of the voting record date, the Bank had ______ depositors who were entitled to cast a total of _______ votes. In addition, consummation of the conversion is conditioned upon the approval of the Plan by the OTS and by at least two-thirds of the outstanding shares of common stock, and a majority of votes cast by the Company's public shareholders (that is, shareholders other than the MHC) as of _________, 2003.

                                     PROXIES

         Enclosed is a proxy card (or cards) that may be used by a member to vote on the Plan by mail. All properly signed proxies received by management will be voted in accordance with the instructions indicated thereon by the members giving such proxies. If no instructions are given, such signed proxies returned by members will be voted in favor of the Plan. If any other matters are properly presented at the Meeting and may properly be voted on, all proxies will be voted on such matters by such proxy holders in their best judgment. Management is not aware of any other business to be presented at the Meeting.

         A proxy may be revoked at any time before it is voted by written notice to the Secretary of the MHC, or by submitting a later-dated proxy. Attendance at the Meeting will not in itself constitute revocation of a proxy. The presence at the Meeting of any member who had given a proxy shall not revoke such proxy unless the member delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the MHC prior to the voting of such proxy.

         To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors or regular employees of the MHC and/or the Bank, in person, by telephone or through other forms of communication and, if necessary, the Meeting may be adjourned to a later date. No proxy that is voted against approval of the Plan will be voted in favor of adjournment to further solicit proxies. Such persons will be reimbursed by the MHC and/or the Bank for their reasonable out-of-pocket expenses, including, but not limited to, de minimis telephone and postage expenses incurred in connection with such solicitation.

         [The MHC and the Bank have retained ____________________ to provide advisory services in connection with the solicitation of proxies for an estimated fee of $______, plus expenses.] Ryan Beck & Co., Inc., the broker-dealer retained to assist in the marketing of the new Wisconsin corporation's common stock, has also agreed to assist in the proxy solicitation. Ryan Beck will receive compensation for its services as described in the section of the prospectus titled "The Conversion--Plan of Distribution; Selling Agent Compensation."

     YOUR VOTE IS VERY IMPORTANT. NOT VOTING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PLAN.

                        PROPOSAL I - APPROVAL OF THE PLAN

         All persons receiving this proxy statement are also being given a prospectus that describes the conversion and related stock offering. The prospectus, in its entirety, is incorporated herein and made a part hereof. Although the prospectus is incorporated herein, this proxy statement does not constitute an offer or a solicitation of an offer to purchase shares of the common stock offered thereby.

         Pursuant to the Plan, Bank Mutual Corporation and the MHC will be merged into the Bank, and Bank Mutual Corporation will be succeeded by a new Wisconsin corporation with the same name which has been established for the purpose of completing the conversion. As part of the conversion, shares of common stock representing the MHC's ownership interest in Bank Mutual Corporation will be offered for sale in a subscription and community offering.

         The MHC urges you to read the prospectus carefully prior to voting on the proposal to be presented at the Meeting.

                              REVIEW OF OTS ACTION

         Section 5(i)(2)(B) of the Home Owners' Loan Act, as amended, 12 U.S.C. ss. 1464(i)(2)(B) and Section 563b.205 of the Rules and Regulations promulgated thereunder (12 C.F.R. Section 563b.8.205) provide: (i) that persons aggrieved by a final action of the OTS which approves, with or without conditions, or disapproves a plan of conversion, may obtain review of such final action only by filing a written petition in the United States Court of Appeals for the circuit in which the principal office or residence of such person is located, or in the United States Court of Appeals for the District of Columbia, requesting that the final action of the OTS be modified, terminated, or set aside, and (ii) that such petition must be filed within 30 days after publication of notice of such final action in the Federal Register, or 30 days after the date of mailing of the notice and proxy statement for the meeting of the converting institution's members at which the conversion is to be voted on, whichever is later. The Notice of Special Meeting of Members to vote on the Plan described herein is included at the beginning of this proxy statement. The statute and regulation referred to above should be consulted for further information.

                      HOW TO OBTAIN ADDITIONAL INFORMATION

         The prospectus contains audited consolidated financial statements of Bank Mutual Corporation and its subsidiaries, including statements of operations for the past three years; management's discussion and analysis; a description of lending, savings, investment, and borrowing activities; information concerning the subsidiaries of Bank Mutual Corporation; remuneration and other benefits of directors and officers; further information about the business and financial condition of Bank Mutual Corporation; and additional information about the restructuring and offering. The Plan sets forth the terms, conditions, and provisions of the proposed restructuring. The articles of incorporation and bylaws of the new Wisconsin corporation are exhibits to the Plan. The order form is the means by which an order for the subscription and purchase of shares of common stock is placed.

         If you would like to receive an additional copy of the prospectus, or a copy of the Plan and the articles of incorporation and bylaws of the new Wisconsin corporation, you must request such materials in writing, addressed to the MHC's Secretary at the address given above. Such requests must be received by the MHC no later than __________, 2003. Requesting such materials does not obligate you to purchase shares of common stock. If the MHC does not receive your request by such date, you will not be entitled to have such materials mailed to you.

                             By Order of the Board of Directors

                             Eugene H. Maurer, Jr.
                             Senior Vice President and Secretary

Brown Deer, Wisconsin
____________, 2003

         YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PLAN. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK, THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

     If you have questions concerning the voting or the offering, call our Stock Information Center toll-free at _______ between 9 a.m. and 4 p.m., Wisconsin time, Monday through Friday.

                                 REVOCABLE PROXY
                            BANK MUTUAL BANCORP, MHC


     |X|  PLEASE MARK VOTES
          AS IN THIS EXAMPLE

                           SPECIAL MEETING OF MEMBERS
                               SEPTEMBER __, 2003



     The undersigned hereby appoints Michael T. Crowley, Jr., Eugene H. Maurer, Jr. and Rick B. Colberg, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all membership interests of Bank Mutual Bancorp, MHC which the undersigned is entitled to vote at the special meeting of members (the "Meeting") to be held at _________________, ___________________, Milwaukee, Wisconsin on _________,
September __, 2003, at __:00 a.m., and at any and all adjournments and postponements thereof.


Please be sure to sign and date
this proxy in the box below
                                            Date


     1. Approval of the Plan of Restructuring whereby Bank
        Mutual Bancorp, MHC will sell its interest in Bank
        Mutual Corporation, and Bank Mutual will cease to have a mutual structure.

       |_|      FOR

       |_|      AGAINST

INSTRUCTION: Please indicate your vote above. If you sign this proxy but do not indicate your intent, your membership interests will be voted "FOR" approval of the Plan of Restructuring. Not voting will have the same effect as a vote against the Plan of Restructuring.


The Board of Directors recommends a vote "FOR" the Plan of Restructuring.


     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF SIGNED BUT NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     Voting does not obligate you to buy stock in our offering.

     Detach above card, sign, date and mail in postage paid Proxy Reply envelope provided.

                            BANK MUTUAL BANCORP, MHC
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the above signed be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Bank Mutual Bancorp, MHC at the Meeting of the member's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Bank Mutual Bancorp, MHC or by duly executing a proxy bearing a later date.

         The above signed acknowledges receipt from Bank Mutual Bancorp, MHC, prior to the execution of this proxy, of a notice of meeting, a proxy statement and related prospectus.

         Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the account is held jointly, only one party must sign.

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                   ENCLOSED POSTAGE-PAID PROXY REPLY ENVELOPE

     Please sign and return all cards that you receive. None are duplicates.
              (Please vote and sign on reverse side of this card.)